Exhibit 5.1

[Letterhead of Troutman Pepper Hamilton Sanders LLP]

July 12, 2024

Avenue Therapeutics, Inc. 1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL 33154

Re:	Registration Statement on Form S-8: 5,000,000 Shares of Common Stock issuable under the Avenue Therapeutics, Inc. 2015 Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer, sale and issuance of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time pursuant to the Avenue Therapeutics, Inc. 2015 Incentive Plan, as amended (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, we have reviewed the corporate proceedings taken by the Company with respect to the offer and sale of the Shares under the Plan, and the registration thereof under the Securities Act. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Third Amended and Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws and the Plan pursuant to which the Shares are issuable. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon a certificate of an officer of the Company, and have assumed, without independent inquiry, the accuracy of that certificate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on the original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except that we make no such assumption with respect to the Company.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized, and, when issued and paid for in accordance with the terms and upon the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP